UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 26, 2018
Date of Report (Date of earliest event reported)
Overseas Shipholding Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06479	13-2637623
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Harbor Place 302 Knights Run Avenue, Suite 1200 Tampa, Florida 33602
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (813) 209-0600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD

On November 26, 2018, Overseas Shipholding Group, Inc. (“OSG”) issued a press release announcing that two of its subsidiaries closed a financing from Wintrust Commercial Finance, a division of Wintrust Asset Finance Inc., in the amount of $27,500,000. This loan is secured by first preferred ship mortgages on the Overseas Mykonos and Overseas Santorini, and a guaranty from OSG. A copy of OSG’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (including the exhibit hereto or any information included therein) shall not be deemed an admission as to the materiality of any information required to be disclosed solely by reason of Regulation FD.
OSG is furnishing this Current Report pursuant to Item 7.01, “Regulation FD Disclosure.” The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 26, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, OSG has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: November 26, 2018	By: /s/ Susan Allan
Susan Allan
Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 26, 2018.